UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 1, 2013

AMERICAN RESTAURANT CONCEPTS, INC.
 (Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	000-54226 (Commission File Number)	59-3649554 (IRS Employer Identification No.)

212 Guilbeau Road Lafayette, Louisiana (Address of principal executive offices)	70506 (Zip Code)

Registrant’s telephone number, including area code:  (904) 741-5500

1405 West Pinhook Road, Suite 102, Lafayette, Louisiana 70503
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On November 1, 2013 (the “Effective Date”), American Restaurant Concepts, Inc. (the “Company”) entered into a Settlement Agreement and Release (the “Settlement Agreement”) with Brusta Investments, LLC (“Brusta Investments”) and D. Dale Thevenet (“Mr. Thevenet”, together with Brusta Investments, the “Holders”).

Under the terms of the Settlement Agreement, the Company agreed to issue 150,000 shares of its Class A common stock, par value $0.01 per share (“Common Stock”), to Brusta Investments and 50,000 shares of Common Stock to Mr. Thevenet in full payment of all principal, accrued interest and all other amounts due and payable under that certain Secured Promissory Note (the “Note”), dated January 6, 2012, by and among the Company, The Carl Collins Trust and Raymond H. Oliver.  In addition, the Holders agreed to release the Company from any and all claims that they may have against the Company with respect to the Note.  A total of $55,000 of principal and accrued interest was outstanding under the Note on the Effective Date.  The Note had been assigned to the Holders by The Carl Collins Trust on October 4, 2013.

The foregoing description of the Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the Settlement Agreement attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 above is incorporated by reference herein.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)          Exhibits.

10.1	Settlement Agreement and Release, dated November 1, 2013, by and among American Restaurant Concepts, Inc., Brusta Investments, LLC, and D. Dale Thevenet

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN RESTAURANT CONCEPTS, INC.

Dated: November 7, 2013	/s/ Richard W. Akam
Richard W. Akam
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Settlement Agreement and Release, dated November 1, 2013, by and among American Restaurant Concepts, Inc., Brusta Investments, LLC, and D. Dale Thevenet